                                                                    Exhibit 99.1



                                                 November 20, 2002

Rounesevelle Schaum
Ecom Corporation
294 Valley Road

Middletown, Rhode Island 02842


         Re:  Registration Statement on Form S-8

Ladies and Gentlemen:

We have acted as counsel to Ecom Corporation, a Nevada corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended, (the "Securities Act"), of 1,000,000 shares of the Company's common stock, par value $.0001 per share (the "shares") to be issued pursuant to the consulting agreement between the Company and Lawrence Freeman, as amended (the "Act"), on a Registration Statement on Form S-8 filed with the Securities and Exchange Commission on November , 2002 (as amended form time to time, the "Registration Statement"), you have requested our opinion with respect to the matters set forth below.

      In our capacity as your counsel in connection with such registration we are familiar with the proceedings taken and proposed to be taken by the Company in connection with the authorization, issuance, and sale of the shares, and for the purposes of this opinion have assumed such proceedings will be timely completed in the manner presently proposed. In addition, we have made legal and factual examinations and inquiries, including an examination of originals or copies certified or otherwise identified to our satisfaction of such documents, corporate records and instruments, as we have deemed necessary or appropriate for purposes of this opinion. We have examined executed copies of the Registration Statement and all exhibits thereto.

      Furthermore, in rendering our opinion, we have assumed that the signatures on all documents examined by us are genuine, that all documents and corporate record books submitted to us as originals are accurate and complete, and that all documents submitted to us are true, correct and complete copies of the originals thereof.

Ecom Corporation
November 20, 2002

      Based upon the foregoing, we are of the opinion that the Common Stock to be issued and sold by the Company as described in the Registration Statement have been duly authorized for issuance and sale and when issued by the Company against payment of the consideration therefor pursuant to the terms of the Engagement Agreement, will be legally issued, fully paid and nonassessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                            Very truly yours,

                                            Kogan & Associates, L.L.C.

                                            By:\S\ Simon S. Kogan
                                                   Simon S. Kogan